EXHIBIT 3.5
ARTICLES OF INCORPORATION
OF
CARUTHERSVILLE RIVERBOAT ENTERTAINMENT, INC.
(STAMP)
     The undersigned, who is a natural person of the age of eighteen years or more, desiring to form a corporation for profit under the Missouri General and Business Corporation Law, does hereby certify:
     1. Name. The name of the corporation is Caruthersville Riverboat Entertainment, Inc.
     2. Registered Office. The address of the corporation’s initial registered office in this state is 906 Olive Street, St. Louis, Missouri 63101 and the name of its initial registered agent at such address is C T Corporation System.
     3. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 2,000 common shares, without par value.
     4. Preemptive Rights. No holder of shares of the corporation shall have any preemptive right to purchase any shares of the corporation of any class whether now or hereafter authorized.
     5. Incorporator. The name and place of residence of the corporation’s incorporator is Andrew R. Berger, 43 Locust Avenue, Lakeside Park, Kentucky 41017.
     6. Board of Directors. The number of directors to constitute the board of directors shall be one and the name of the sole director is William J. Yung.
     7. Duration. The corporation’s period of duration is perpetual.
     8. Purpose. The purpose for which the corporation is organized is the development and operation of a riverboat providing entertainment, including gaming, to the extent permitted by law, and the transaction of any or all lawful business for which corporations may be incorporated under the Missouri General and Business Corporation Law.
     9. Close Corporation Status. The corporation shall be a statutory close corporation as defined in Section 351.755 of the Missouri General and Business Corporation Law.
Dated: June 23, 1993

/s/ Andrew R. Berger
Andrew R. Berger, Incorporator

STATE OF OHIO                      )
                                                      )          SS:
COUNTY OF HAMILTON      )
     I, BARBARA RIFKIN, a notary public, do hereby certify that on the 23rd day of June, 1993, personally appeared before me,
Andrew R. Berger, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Barbara L. Rifkin
Notary Public

BARBARA L. RIFKIN Notary Public State of Ohio My Commission Expires Dec. 19, 1994
This instrument was prepared by:
Andrew R. Berger, Esq.
Katz, Teller, Brant & Hild
A Legal Professional Association
2400 Chemed Center
255 E. Fifth Street
Cincinnati, Ohio 45202-4724
(STAMP)